EXHIBIT 24.02

EL PASO ELECTRIC COMPANY
CERTIFICATE OF RESOLUTION

I, Jessica Goldman, Corporate Secretary of El Paso Electric Company, a Texas corporation (the “Company”), do hereby certify that attached hereto is a true, correct and complete copy of the resolution authorizing signatures pursuant to a Power of Attorney for the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on January 31, 2019.

IN WITNESS THEREOF, I have hereunto set my hand and have affixed the seal of the Company this 31st day of January 2019.

/s/ JESSICA GOLDMAN
Jessica Goldman
Corporate Secretary

(Corporate Seal)

EXHIBIT 24.02

EL PASO ELECTRIC COMPANY
RESOLUTION OF THE BOARD OF DIRECTORS
January 31, 2019

RESOLVED, that Mary E. Kipp, Nathan T. Hirschi, and Adrian J. Rodriguez are hereby duly appointed the Company’s, and its Officers’ and Directors’, true and lawful attorneys-in-fact and agents, for their place and stead, in any and all capacities, with full power to act alone, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in any and all amendments thereto, and to file such Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and each such amendment, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.